UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
June 11, 2018
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Acquisition of Jefferson at Perimeter Apartments
On June 11, 2018 (the “Closing Date”), Steadfast Income REIT, Inc. (the “Company”), through SIR Jefferson, LLC (“SIR Jefferson”), an indirect wholly-owned subsidiary of the Company, acquired from an unaffiliated third-party seller a fee simple interest in a 504-unit class B multifamily community located in the city of Dunwoody, Georgia, commonly known as Jefferson at Perimeter Apartments (the “Jefferson Property”). On the Closing Date, Steadfast Asset Holdings, Inc., an affiliate of the Advisor (defined below), assigned to SIR Jefferson the Purchase and Sale Agreement and Joint Escrow Instructions, dated March 26, 2018, as amended, for the purchase of the Jefferson Property.

SIR Jefferson acquired the Jefferson Property for a contract purchase price of $102,800,000, exclusive of closing costs. SIR Jefferson financed the acquisition of the Jefferson Property with a combination of (1) cash proceeds from property dispositions in a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended and (2) the assumption of a loan in the aggregate principal amount of $65,000,000 (the “Jefferson Loan”) from Fannie Mae (the “Lender”), pursuant to the requirements of the Fannie Mae Adjustable Rate Mortgage, Green Execution Program, as evidenced by the Assumption and Release Agreement (the “Assumption Agreement”) and the First Amendment to Multifamily Loan and Security Agreement and Other Loan Documents (the “Loan Amendment” and together with the Assumption Agreement, the “Assumption Documents”). For additional information on the terms of the Jefferson Loan, see Item 2.03 below.

The Jefferson Property was constructed in 1996 and includes 12 three- and four-story residential buildings situated on an approximately 25-acre site. The Jefferson Property is comprised of 82 studio units, 106 one-bedroom units, 246 two-bedroom units and 70 three-bedroom units. The apartment homes at the Jefferson Property average 1,064 square feet with an average monthly rent of $1,356. Apartment home amenities at the Jefferson Property include fully equipped kitchens, wood plank flooring and upgraded lighting and plumbing in select units. Property amenities at the Jefferson Property include a controlled access gate, business center, fitness center, two swimming pools, children’s playground, tennis court, on-site storage, covered parking and car care center. As of June 5, 2018, the Jefferson Property was approximately 94.8% occupied.

An acquisition fee of approximately $546,000 was earned by Steadfast Income Advisor, LLC (the “Advisor”) in connection with the acquisition of the Jefferson Property.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Management of the Jefferson Property
On the Closing Date, SIR Jefferson and Steadfast Management Company, Inc. (“Steadfast Management”), an affiliate of the Advisor, entered into a Property Management Agreement (the “Management Agreement”) pursuant to which Steadfast Management serves as the exclusive manager and leasing agent of the Jefferson Property. SIR Jefferson pays Steadfast Management a monthly management fee in an amount equal to 2.5% of the Jefferson Property’s gross collections at the property for such month.

The Management Agreement has an initial term that expires on June 10, 2019, and will continue thereafter on a month-to-month basis unless either party gives 60-days’ prior written notice of its desire to terminate the Management Agreement. SIR Jefferson may terminate the Management Agreement at any time upon 30-days’ prior written notice to Steadfast Management in the event of the gross negligence, willful misconduct or bad acts of Steadfast Management or any of Steadfast Management’s employees. Either party may terminate the Management Agreement due to a material breach of the other party’s obligations under the Management Agreement that remains uncured for 30 days after notification of such breach. In the event of a termination of the Management Agreement by SIR Jefferson without cause, SIR Jefferson will pay a termination fee to Steadfast Management equal to three months of the monthly management fee based on the average gross collections for the three months preceding the date of termination.

On the Closing Date, SIR Jefferson also entered into a Construction Management Services Agreement (the “Construction Services Agreement”) with Pacific Coast Land & Construction, Inc. (“PCL”), an affiliate of the Advisor. Pursuant to the Construction Services Agreement, PCL will provide construction management services with respect to capital improvements and revitalization to be undertaken from time to time at the Jefferson Property for which it will be paid a construction management fee in an amount equal to 6% of the total cost of the improvements and revitalization (as defined in the Construction Services Agreement). In addition to the construction management fee, if PCL provides additional staffing for an improvement or revitalization, SIR Jefferson will reimburse PCL for all costs associated with such staffing. The Construction Services Agreement may be terminated by either party with 30-days’ prior written notice to the other party.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the Jefferson Property, SIR Jefferson assumed the Jefferson Loan from the Lender pursuant to the Assumption Documents. The Jefferson Loan has an original 120-month term with a maturity date of November 1, 2027 (the “Maturity Date”). SIR Jefferson paid an assumption transfer fee of $650,000 to the Lender in connection with the Jefferson Loan.

Interest on the outstanding principal balance of the Jefferson Loan accrues at an annual rate of the 30-day London Interbank Offered Rate (LIBOR) plus 1.77% and a monthly interest payment is due and payable beginning July 1, 2018. The entire outstanding principal balance and any accrued and unpaid interest on the Jefferson Loan is due and payable in full on the Maturity Date.

SIR Jefferson may voluntarily prepay the Jefferson Loan and related sums due to the Lender following the first anniversary of the Jefferson Loan, provided that SIR Jefferson provides the Lender with prior notice of such prepayment and pays a prepayment fee, all in accordance with the terms of the Assumption Documents.

The performance of the obligations of SIR Jefferson under the Jefferson Loan is secured by a Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing with respect to the Jefferson Property (the “Mortgage”). Additionally, pursuant to an Assignment of Management Agreement, dated as of the Closing Date, SIR Jefferson will assign all of its rights under the Management Agreement to the Lender upon an event of default under any of the Assumption Documents.

Pursuant to the Assumption Agreement, SIR Jefferson assumed an Environmental Indemnity Agreement (the “Environmental Indemnity”), pursuant to which SIR Jefferson agrees to indemnify, defend and hold harmless the Lender and certain other parties identified in the Environmental Indemnity, from and against any actions, damages, claims or other liabilities that the Lender or such other parties may suffer or incur as a result of, among other things, (1) the actual or alleged presence of certain hazardous substances on or under the Jefferson Property or any other property from which hazardous materials derived or allegedly derived from the Jefferson Property, (2) any actual or alleged violation of any environmental laws applicable to the Jefferson Property, (3) any breach of any representation or warranty made in the Environmental Indemnity by SIR Jefferson, (4) any failure by SIR Jefferson to perform any of its obligations under the Environmental Indemnity, (5) any remedial work as defined in the Environmental Indemnity or (6) the existence or alleged existence of any prohibited activity or condition as defined in the Environmental Indemnity.

Pursuant to the Assumption Agreement, the Company assumed a Guaranty (the “Guaranty”) in connection with the Jefferson Loan, pursuant to which, the Company absolutely, unconditionally and irrevocably guarantees to the Lender the full and prompt payment and performance when due of all amounts for which SIR Jefferson is personally liable under the Assumption Documents, in addition to all costs and expenses incurred by the Lender in enforcing such Guaranty.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12 and 10.13 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquisition of the real property described in this Current Report on Form 8-K at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(b) Pro Forma Financial Information.

See Paragraph (a) above.

(d) Exhibits.

Exhibit	Description

10.1
Purchase and Sale Agreement and Joint Escrow Instructions, made and entered into as of March 26, 2018, by and between Steadfast Asset Holdings, Inc. and BRE Jefferson St. Andrews Owner LLC, with First American Title Insurance Company as the title company

10.2	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, entered into as of April 13, 2018, by and between Steadfast Asset Holdings, Inc. and BRE Jefferson St. Andrews Owner LLC

10.3	Assignment and Assumption of Purchase Agreement, dated as of June 11, 2018, by and between Steadfast Asset Holdings, Inc. and SIR Jefferson, LLC

10.4	Property Management Agreement, entered into as of June 11, 2018, by and between Steadfast Management Company, Inc. and SIR Jefferson, LLC

10.5	Construction Management Services Agreement, entered into as of June 11, 2018, by and between SIR Jefferson, LLC and Pacific Coast Land & Construction, Inc.

10.6
Assumption and Release Agreement, entered into as of June 11, 2018, by and between BRE Jefferson St. Andrews Owner, LLC, SIR Jefferson, LLC, BRE Imagination Holdco LLC, Steadfast Income REIT, Inc. and Fannie Mae

10.7	First Amendment to Multifamily Loan and Security Agreement and Other Loan Documents, entered into as of June 11, 2018, by and between SIR Jefferson, LLC and Fannie Mae

10.8	Interest Rate Cap Reserve and Security Agreement, entered into as of June 11, 2018, by and between SIR Jefferson, LLC and Fannie Mae

10.9	Multifamily Loan and Security Agreement dated as of October 31, 2017 by and between BRE Jefferson St. Andrews Owner LLC and Jones Lang LaSalle Multifamily, LLC

10.10	Multifamily Note dated as of October 31, 2017, by BRE Jefferson St. Andrews Owner LLC for the benefit of Jones Lang LaSalle Multifamily, LLC

10.11
Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of October 31, 2017, by BRE Jefferson St. Andrews Owner LLC for the benefit of Jones Lang LaSalle Multifamily, LLC

10.12	Guaranty of Non-Recourse Obligations dated as of October 31, 2017, by BRE Imagination Holdco LLC

10.13	Environmental Indemnity Agreement dated as of October 31, 2017, by BRE Jefferson St. Andrews Owner LLC for the benefit of Jones Lang LaSalle Multifamily, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	June 15, 2018	By:	/s/ Kevin J. Keating______________
Kevin J. Keating
Chief Financial Officer and Treasurer